Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of GATX Corporation, of our report dated March 30, 2020, except for the effects of the revision as described in Note 26 (not presented herein) to the consolidated financial statements appearing in Exhibit 99.1 of GATX Corporation’s 2020 annual report on Form 10-K/A, as to which the date is March 30, 2021, relating to the financial statements of Alpha Partners Leasing Limited and its subsidiaries, which appears in GATX Corporation’s Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

May 5, 2022

PricewaterhouseCoopers LLP, 1 Embankment Place, London, WC2N 6RH

T: +44 (0) 2075 835 000, F: +44 (0) 2072 124 652, www.pwc.co.uk

PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number OC303525. The registered office of

PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH. PricewaterhouseCoopers LLP is authorised and regulated by the Financial Conduct Authority for designated investment business.